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                                                                  EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

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

          SUBSIDIARY                         ORGANIZED UNDER LAWS OF
       -------------------                 ------------------------------
  ABIOMED Cardiovascular, Inc.                       Delaware
  ABIOMED R&D, Inc.                                  Delaware
  Abiomed Research & Development, Inc.            Massachusetts
  ABIODENT, Inc.                                     Delaware
  ABD Holding, Inc.                                  Delaware
  ABIOMED B.V.                                     Netherlands
  Abiomed Limited Partnership                     Massachusetts

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